Exhibit 8.1
[Letterhead of Dorsey & Whitney LLP]
June 18, 2007
Otelco Inc.
505 Third Avenue East
Oneonta, Alabama 35121
     Re: Issuance by Otelco Inc. of Income Deposit Securities
Ladies and Gentlemen:
     We have acted as counsel to Otelco Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, Registration No. 333-142586, (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of an aggregate of 3,000,000 Income Deposit Securities (together with any additional Income Deposit Securities that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering described in the Registration Statement, the “IDSs”), each representing one share of the Company’s Class A common stock (a “Common Share”) and a 13% senior subordinated note due 2019 with a $7.50 principal amount (a “Note” and collectively the “Notes”).
     Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, the published administrative positions of the Internal Revenue Service (the “IRS”) contained in revenue rulings and revenue procedures, and court decisions, in each case as in effect on the date of this opinion. All of the authorities on which our opinion is based are subject to change, possibly with retroactive effect, and to differing interpretations. Any such change in these authorities could affect the opinion set forth below. Nevertheless, we undertake no responsibility to advise or notify you of any developments in the application or interpretation of such authorities that occur after the date of our opinion. In addition, we note that there is no authority directly on point dealing with securities such as IDSs and that our opinion is not binding on the IRS or the courts. Accordingly, there is no assurance that the IRS will not assert a contrary position or that a court would not agree with such a contrary position.
     For purposes of rendering our opinion, we have reviewed and relied upon the Registration Statement, the Indenture (as defined in the Registration Statement) and such other records, agreements, instruments and documents as we have deemed necessary or appropriate as a basis for our opinion set forth below. In addition, for purposes of rendering our opinion, we have reviewed such questions of law as we have considered necessary and appropriate. We are also relying upon certain factual representations and/or determinations by the Company, the lead underwriters in the IDSs offering, and an independent financial firm relating to, among other things, the economic, creditor rights and other terms of the Notes, the Company’s overall capital structure, including its debt to equity ratio after giving effect to the offering of the IDSs and the Company’s ability to meet its debt obligations based on its projected financial performance.
     In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed that all factual representations and determinations on which our opinion is based are true and correct as of the date given and thereafter where relevant (without regard to whether such representations or conclusions are made “to the best knowledge of” any person or party or with similar qualification) and that no actions have been or will be taken which are inconsistent with such representations or conclusions. We have furthermore assumed that the offering of the IDSs will be consummated as described in the Registration Statement and in accordance with the terms of the Indenture and the other documents and agreements referred to in the Registration Statement, without the modification or waiver of any such terms.
     Subject to the qualifications, exceptions, assumptions and limitations set forth therein, we confirm that the statements set forth in the Registration Statement under the headings “Risk Factors,” “Descriptions of IDSs” and “Material United States Federal Income Tax Consequences,” describe the material United States federal income tax consequences of the issuance of the IDSs. We express no opinion as to any matter not explicitly discussed herein or as to the law of any jurisdiction other than the United States of America.
     This opinion is being furnished to the Company in connection with the Registration Statement so that the Company may comply with its obligations under the Federal securities laws. We consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement under the headings “Risk Factors” and “Material United States Federal Income Tax Consequences.”

Very truly yours,
/s/ Dorsey & Whitney LLP

JDH/KAS/JC

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